IDENTIVE CONTINUES TO SIMPLIFY AND FOCUS WITH PLANS TO DISPOSE OF NON-CORE BUSINESSES

SANTA ANA, Calif. and ISMANING, Germany, November 13, 2013 – Identive (NASDAQ: INVE) (Frankfurt: INV) announces that its Board of Directors has approved the sale of non-core businesses as part of a plan to simplify the company’s organizational architecture and enhance its focus on high-growth products and markets. Within the next few months, the company expects to execute agreements to sell its Multicard U.S. business as well as the assets related to its Tagtrail™ platform.

“Simplification, focus and growth. Those are the key principles guiding the company over the next few months as we look to create long-term value for our stakeholders,” said Jason Hart, chief executive officer of Identive. “As discussed on our recent earnings call, we are implementing dramatic changes to philosophically and structurally transform Identive into a single, unified company focused on providing trusted ID products for high-growth markets. This divestiture will allow us to reduce our operating expense base, strengthen the balance sheet and enhance our investments in the cloud, identity and trust solutions markets.”

For financial reporting purposes, beginning in the current fourth fiscal quarter of 2013, the company intends to classify the assets related to its Multicard U.S. business group and its Tagtrail mobile services platform as discontinued operations, and expects to report income from discontinued operations and a separate expected disposal loss from the write-down to fair value of the net assets held for sale. At this time, the company is unable to make a determination of an estimate or range of estimates with respect to the charges associated with its decision to dispose of these assets.

About Identive

Identive Group, Inc. (NASDAQ: INVE); (Frankfurt: INV) provides trusted products and solutions that address the markets for identity management, physical and logical access control, and NFC/RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. For additional information, please visit www.identive-group.com.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements regarding the expected sale of our Multicard U.S. business, the sale of assets related to our Tagtrail mobile services platform, our intention to create long-term value for our stakeholders, our intention to attempt to sell additional assets that we consider to be non-core to our business, and our expectation of meaningful reductions in our operating expense base and increased investments in our target growth market as a result of our efforts to simplify and focus our business structure and activities. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to complete transactions to sell non-core components of our business within the next few months or at all; our ability to operate effectively as we reorganize our operations; and our ability to reduce our operating expense base through the restructuring of our operations. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Note: Identive, the Identive logo and Tagtrail are trademarks of Identive Group, Inc., registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

###

Contacts:

Darby Dye, +1 949 553-4251, ddye@identive-group.com

Lennart Streibel, +49 89 9595-5195, lstreibel@identive-group.com